UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

NNN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Christopher (“Chris”) P. Tessitore

On November 21, 2023, NNN REIT, Inc. (the “Company”) announced that Chris Tessitore, the Company’s Executive Vice President, General Counsel and Secretary (the “EVP and GC”) of the Company will retire from employment with the Company effective as of January 1, 2024 (such date, the “Retirement Effective Date”). Following his retirement, Mr. Tessitore will assist the Company with transitional and other assigned matters.

In connection with his retirement, the Company and Mr. Tessitore entered into a Retirement and Transition Agreement (the “Retirement Agreement”). The principal terms of the Retirement Agreement provide that:

•

Mr. Tessitore will continue to be paid his annual base salary through the Retirement Effective Date. In addition, Mr. Tessitore will be eligible to receive an annual bonus for 2023 based on actual performance calculated in a manner consistent with the Company’s bonus plan for 2023.

•	The equity awards held by Mr. Tessitore as of the Retirement Effective Date will be treated as follows:

•	All of the restricted stock awards subject to only time-based vesting conditions will vest as of the Retirement Effective Date; and

•

The restricted stock awards subject to performance-based vesting conditions will continue to vest following the Retirement Effective Date on the same vesting terms and schedule (including attainment of applicable performance goals) as set forth in the applicable award agreements; however, the number of shares of Company common stock subject to such awards that vest shall be prorated for any partial period of service with the consulting period included in such service period.

•

In order to facilitate the transition, Mr. Tessitore will make himself available to consult with the Company as reasonably requested by the Company from time to time for the 12-month period following the Retirement Effective Date. In consideration for the consulting services, commencing on the Retirement Effective Date, the Company will pay Mr. Tessitore a monthly fee of $20,417.

Mr. Tessitore will receive the foregoing payments and benefits provided he executes and does not revoke a release of claims in favor of the Company, and he complies with non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Retirement Agreement.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Additional information about these actions is included in the Company’s press release dated November 21, 2023, a copy of which can be found on the Company’s website at https://www.nnnreit.com/news.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Retirement and Transition Agreement, dated as of November 21, 2023, between the Company and Christopher P. Tessitore.

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NNN REIT, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President and Chief Financial Officer

Date: November 21, 2023